Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NBT Bancorp Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(r)	-	-	-	-	-
	Equity	Preferred Stock, $0.01 par value per share	457(r)	-	-	-	-	-
	Other	Depositary Shares	457(r)	-	-	-	-	-
	Debt	Debt Securities (4)	457(r)	-	-	-	-	-
	Other	Purchase Contracts	457(r)	-	-	-	-	-
	Other	Units	457(r)	-	-	-	-	-
	Other	Warrants (5)	457(r)	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-	-	-	-	-
	Total Offering Amounts					-		-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							-

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)	The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. No separate consideration will be received for guarantees of debt securities registered hereunder.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a on a “pay as you go” basis

(4)	This registration statement covers senior and subordinated debt securities of the registrant.

(5)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.